Fourth Quarter 2024 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO January 17, 2025 Fourth Quarter 2024 Earnings Conference Call Bill Rog rs - Chairman & CEO Mike Maguire - CFO January 17, 2025

2 From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. In particular, forward looking statements include, but are not limited to, statements we make about: (i) Truist’s ability to execute on strategic initiatives within high growth markets; (ii) Truist’s ability to drive positive operating leverage, (iii) Truist’s ability to invest in talent, technology, and risk infrastructure; (iv) Truist’s ability to maintain expense, credit, and risk discipline; (v) Truist’s ability to return capital to shareholders in future periods; (vi) Truist’s future earnings growth, including net interest income growth, earning asset growth, and estimates of fixed asset repricing; (vii) Truist’s future capital levels; (viii) guidance with respect to financial performance metrics in future periods, including future levels of adjusted revenue, adjusted expenses, and net charge-off ratio; (ix) Truist’s effective tax rate in future periods; (x) scheduled office loan maturities in future years; and (xi) projections of preferred dividends. This presentation, including any information incorporated by reference in this presentation, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, and others. All forward- looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include: • evolving political, business, economic, and market conditions at local, regional, national, and international levels; • monetary, fiscal, and trade laws or policies, including tariffs, as a result of actions by governmental agencies, central banks, or supranational authorities; • the legal, regulatory, and supervisory environment, including changes in financial-services legislation, regulation, policies, or government officials or other personnel; • our ability to address heightened scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies; • judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or the financial-services industry; • the outcomes of judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings to which we are or may be subject (either directly or indirectly through our ownership interests in joint ventures or other legal entities) and our ability to absorb and address any damages or other remedies that are sought or awarded and any collateral consequences; • evolving accounting standards and policies; • the adequacy of our corporate governance, risk-management framework, compliance programs, and internal controls over financial reporting, including our ability to control lapses or deficiencies in financial reporting, to make appropriate estimates, or to effectively mitigate or manage operational risk; • any instability or breakdown in the financial system, including as a result of the actual or perceived soundness of another financial institution or another participant in the financial system; • disruptions and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations; • our ability to cost-effectively fund our businesses and operations, including by accessing long- and short-term funding and liquidity and by retaining and growing client deposits; • changes in any of our credit ratings; • our ability to manage any unexpected outflows of uninsured deposits and avoid selling investment securities or other assets at an unfavorable time or at a loss; • negative market perceptions of our investment portfolio or its value; • adverse publicity or other reputational harm to us, our service providers, or our senior officers; • business and consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households; • our ability to execute on strategic and operational plans, including accelerating growth, improving profitability, and returning capital to shareholders; • changes in our corporate and business strategies, the composition of our assets, or the way in which we fund those assets; • our ability to successfully make and integrate acquisitions and to effect divestitures, including the ability to perform our obligations under the transition services arrangements supporting TIH in a cost-effective and efficient manner; • our ability to develop, maintain, and market our products or services or to absorb unanticipated costs or liabilities associated with those products or services; • our ability to innovate, to anticipate the needs of current or future clients, to successfully compete, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures; • our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure, including those that safeguard personal and other sensitive information; • our ability to appropriately underwrite loans that we originate or purchase and to otherwise manage credit risk; • our ability to satisfactorily and profitably perform loan servicing and similar obligations; • the credit, liquidity, or other financial condition of our clients, counterparties, service providers, or competitors; • our ability to effectively deal with economic, business, or market slowdowns or disruptions; • the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk; • our ability to keep pace with changes in technology that affect us or our clients, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property; • our ability to attract, hire, and retain key teammates and to engage in adequate succession planning; • the performance and availability of third-party service providers on whom we rely in delivering products and services to our clients and otherwise in conducting our business and operations; • our ability to detect, prevent, mitigate, and otherwise manage the risk of fraud or misconduct by internal or external parties; our ability to manage and mitigate physical-security and cybersecurity risks, including denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, environmental conditions, and intentional acts of destruction; • natural or other disasters, calamities, and conflicts, including terrorist events, cyber-warfare, and pandemics; • widespread outages of operational, communication, and other systems; • our ability to maintain appropriate corporate responsibility practices, oversight, and disclosures; • policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation; and • other assumptions, risks, or uncertainties described in the Risk Factors (Item 1A), Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 7), or the Notes to the Consolidated Financial Statements (Item 8) in our Annual Report on Form 10-K or described in any of the Company’s subsequent quarterly or current reports. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures are useful to investors because they provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Net income Available to Common Shareholders and Adjusted Diluted Earnings Per Share - Adjusted net income available to common shareholders and adjusted diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Adjusted Efficiency Ratio, Adjusted Fee Income, and Related Measures - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains and losses, amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Additionally, the adjusted fee income ratio is non-GAAP in that it excludes securities gains and losses and other selected items, and is calculated using adjusted revenue and adjusted noninterest income. Adjusted revenue and adjusted noninterest income exclude securities gains and losses and other selected items. Adjusted noninterest expense excludes amortization of intangible assets, restructuring charges, and other selected items. Truist’s management calculated these measures based on the Company’s continuing operations. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, amortization of intangible assets, and other selected items. Truist’s management calculated these measures based on the Company’s continuing operations. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization and impairment charges. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value.

4 Purpose Inspire and build better lives and communities Mission Clients Provide distinctive, secure, and successful client experiences through touch and technology. Teammates Create an inclusive and energizing environment that empowers teammates to learn, grow, and have meaningful careers. Stakeholders Optimize long-term value for stakeholders through safe, sound, and ethical practices. Values Trustworthy We serve with integrity. Caring Everyone and every moment matters. One Team Together, we can accomplish anything. Success When our clients win, we all win. Happiness Positive energy changes lives.

5 Solid 4Q24 and 2024 results 4Q24 results GAAP / adjusted Executed top strategic priorities in 2024 – Strong 4Q24 momentum sets the stage for growth in 2025 – Delivered on expense commitments while investing in talent, technology, and risk infrastructure – Completed the sale of TIH and executed a strategic balance sheet repositioning that strengthened our capital position – Delivered strong credit results and maintained risk discipline – Returned $3.8 billion of capital to shareholders through our dividend and share repurchases Focused on accelerating performance in 2025 – Executing on strategic initiatives within high growth markets – Driving positive operating leverage – Investing in talent, technology, and risk infrastructure – Maintaining expense, credit, and risk discipline – Returning capital to shareholders Adjusted metrics exclude selected items; see appendix for non-GAAP reconciliations Current quarter regulatory capital information is preliminary $1.2 billion / $1.2 billion Net income available to common shareholders $0.91 / $0.91 Diluted EPS 60.0% / 57.7% Efficiency ratio Stable vs. 3Q24 Average loans +1.5% vs. 3Q24 Average deposits 2024 results GAAP / adjusted $4.5 billion / $5.0 billion Net income available to common shareholders $3.36 / $3.69 Diluted EPS 90.4% / 56.3% Efficiency ratio 0.59% NCO ratio 11.5% CET1 ratio

6 – Positive 2024 net new checking growth, 104K in total, up 8.5K vs. 4Q23 – Consumer loan production increased 5% linked quarter – Increased digital adoption and engagement with active mobile app users over 5 million, up 1% linked quarter – Maintained a strong focus on deepening client relationships, highlighted in consumer primacy at 82%, up 20 bps linked quarter and 60 bps like quarter Business segment update Consumer & Small Business Banking – Grew average deposits 3% vs. 3Q24, including positive growth in noninterest-bearing demand – Increased end-of-period commercial loans by 0.5% vs. 3Q24, driven in part by increased production in middle market lending – Further enhanced wholesale digital experience with unveiling of electronic bill presentment – Continued to strengthen talented team with additional hires across the wholesale platform Wholesale Banking Truist One View web and mobile app

7 4.8 4.8 4.9 5.0 5.1 4Q23 1Q24 2Q24 3Q24 4Q24 27 28 32 34 36 4Q23 1Q24 2Q24 3Q24 4Q24 1 Active users reflect clients that have logged in using the mobile app over the prior 90 days 2 Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers 3 Self-service deposits include incoming Zelle, ATM check deposits, and mobile check deposits (including small business online) 4 Deposit balances captured the last day of the week the account is opened Mobile app users1 Digital transactions2 Self-service deposits3 Zelle transactions 76% 77% 78% 79% 80% 4Q23 1Q24 2Q24 3Q24 4Q24 (in millions) (in millions) 75 76 80 83 85 4Q23 1Q24 2Q24 3Q24 4Q24 (in millions) Empowering clients in digital Strategic business value Driving digital growth – Experience enhancements and performance marketing enabled year-over-year increases in digital account production up 13%, and new household acquisition up 31% Acquiring younger generation – 68% year-over-year growth in consumer checking accounts among Gen Z clients, compared to 19% across all generations – supports long-term Premier segment focus Delivering new account quality – Consumer deposit balances for new accounts opened digitally4 grew 80% year-over-year with 40% of balances held by Gen Z and Millennial clients +6% +13% +400 bps +30% Moving money with mobile – Mobile active users averaged 18 log-ins per month, while self-service transaction volumes outpaced teammate-assisted transactions by 4.5X

Performance highlights

$ in millions, except per share data

GAAP / Unadjusted	4Q24	3Q24	4Q23	2024	2023
Revenue	$5,111	$5,140	$4,940	$13,490	$20,242
Expense	$3,035	$2,927	$9,557	$12,009	$18,678
PPNR	$2,076	$2,213	$(4,617)	$1,481	$1,564
Net income available to common shareholders	$1,216	$1,336	$(5,167)	$4,469	$(1,452)
Diluted EPS	$0.91	$0.99	$(3.87)	$3.36	$(1.09)
Net interest margin	3.07%	3.12%	2.95%	3.03%	2.98%
ROTCE	12.9%	13.8%	15.0%	13.3%	18.9%
Efficiency ratio	60.0%	57.5%	NM	90.4%	93.3%
NCO ratio	0.59%	0.55%	0.57%	0.59%	0.50%
CET1 ratio	11.5%	11.6%	10.1%	11.5%	10.1%

		Change vs.			*Change vs.*
Adjusted	**4Q24**	**3Q24**	**4Q23**	**2024**	**2023**
Revenue	$5,112	(0.5)%	3.5%	$20,141	(0.5)%
Expense	$2,948	4.0%	8.4%	$11,330	(0.4)%
PPNR	$2,164	(6.2)%	(2.6)%	$8,811	(0.6)%
Diluted EPS	$0.91	(6.2)%	12.3%	$3.69	2.8%
Efficiency ratio	57.7%	250 bps	270 bps	56.3%	10 bps

Earnings

- 4Q24 net income available to common shareholders of $1.2 billion, or $0.91 per share

Revenue

- Revenue decreased modestly vs. 3Q24 primarily due to lower investment banking & trading income

Expenses

- Adjusted noninterest expense increased 4.0% vs. 3Q24 primarily due to higher professional fees and outside processing

Credit and capital

- Asset quality and capital metrics remained relatively stable

Note: All data points are taxable-equivalent, where applicable
Current quarter regulatory capital information is preliminary
Non-GAAP and adjusted metrics, including ROTCE, exclude selected items. See appendix for non-GAAP reconciliations.

TRUIST

8

9 $313 $309 $306 $303 $303 $190 $188 $187 $183 $182 $123 $121 $120 $120 $121 6.36% 6.38% 6.44% 6.41% 6.12% Commercial LHFI Consumer and card LHFI Loans HFI yield (%) 4Q23 1Q24 2Q24 3Q24 4Q24 Average loans and leases HFI May not foot due to rounding Portfolio assignment based off loan purpose 5-quarter trend ($ in millions) Loan portfolio composition $303B Average loans 50% Commercial and industrial 7% CRE 3% Commercial construction 18% Residential mortgage 3% Home equity 7% Indirect auto 10% Other consumer 2% Credit card Average loan balances stable while end-of-period loans increased 1.1% vs. 3Q24 due to higher C&I and residential mortgage

10 Average deposits $395 $389 $388 $384 $390 $281 $280 $280 $278 $282 $115 $109 $108 $106 $108 1.92% 2.03% 2.09% 2.08% 1.89% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 4Q23 1Q24 2Q24 3Q24 4Q24 May not foot due to rounding 1 Cumulative beta calculations are based on change in average total deposit or interest-bearing deposit cost divided by the change in average Fed Funds from 4Q21 (up rate) and from 2Q24 (down rate) Deposit mix $390B Average deposits 35% Money market and savings 9% Time deposits 28% Interest checking 28% DDA 51% 53% 54% 14% 40%36% 38% 39% 14% 29% Interest-bearing deposit beta Total deposit beta 4Q23 1Q24 2Q24 3Q24 4Q24 Up rate Down rate 5-quarter cumulative deposit beta trend1 5-quarter trend ($ in millions) Higher linked quarter average deposits driven by noninterest-bearing, interest checking, and money market and savings

Net interest income and net interest margin

Earning asset growth and fixed rate asset repricing will drive NII growth in 2025

5-quarter net interest income and net interest margin trend
($ in millions)



$3,577
2.95%
$3,425
2.88%
$3,580
3.02%
$3,657
3.12%
$3,641
3.07%
4Q23
1Q24
2Q24
3Q24
4Q24
Net interest income TE
Net interest margin (%)

Earning asset growth and fixed rate asset repricing summary
($ in billions)



End-of-period loans
Low single digit growth
2024
2025E
Investment securities
$125
2.88%[1]
$13
3.08%[1]
4Q24 avg. balances
2025 runoff[2]
Fixed rate loans[3]
$135
5.38%
$42
6.36%
4Q24 avg. balances
2025 runoff[2]
Avg. yield

Swap portfolio overview
($ in billions)



$39
$45
Total wtd. avg. rate = 3.45%
($15)
($15)
Total wtd. avg. rate = 3.39%
12/31/24
Active receive-fixed
Fwd. starting receive-fixed
Pay-fixed < 3yrs.
Pay-fixed > 3yrs.

- Receive-fixed swaps designed to protect NII from lower short-end rates over the next few years *(designated against commercial loans and long-term debt)*
- Pay-fixed swaps designed to protect the economic value of the balance sheet and to manage future capital volatility *(designated against AFS securities)*

TRUIST

1 Investment securities yield excluding the impact of swaps
2 Runoff reflects contractual maturities and expected prepayments of investment securities and fixed rate loans that will be reinvested at higher interest rates based on the current forward curve
3 Excludes fixed rate loan portfolios with shorter maturities

11

Noninterest income

Investment banking and trading income drove a 6.2% year-over-year growth in adjusted fees

Quarterly and yearly trend
($ in millions)



$1,363
$232
$229
$165
$346
$391
$1,483
$222
$221
$332
$350
$358
$1,470
$231
$237
$262
$345
$396
($1)
4Q23
3Q24
4Q24
$5,498
$936
$873
$822
$1,358
$1,509
$5,838
$907
$915
$1,203
$1,412
$1,401
($813)
($6,651)
Adjusted noninterest income up 6.2% YoY
GAAP noninterest income
2023
2024
Wealth
Card and payments
Investment banking & trading
All other noninterest income
Service charges
Securities loss

Vs. linked quarter

- Noninterest income decreased 0.9% vs. 3Q24, primarily driven by lower investment banking and trading income, partially offset by higher other income

Vs. like quarter

- Noninterest income increased 7.9% vs. 4Q23, primarily driven by higher investment banking and trading income, partially offset by lower lending related fees

Vs. full year

- Investment banking and trading income growth of 46% drove a 6.2% year-over-year growth in adjusted fees

Adjusted noninterest income is a non-GAAP measure. See appendix for non-GAAP reconciliation.
All other noninterest income includes mortgage banking income, lending related fees, operating lease income, and other income
Full year 2024 includes a $6.7 billion securities loss related to the balance sheet repositioning completed in 2Q24

TRUIST

12

13 Noninterest expense $54 Adjusted noninterest expense is a non-GAAP measure that excludes FDIC special assessment, restructuring charges, amortization, and other items. See appendix for non-GAAP reconciliation. 4Q23 and full year 2023 includes a $6.1 billion non-cash goodwill impairment charge Quarterly and yearly trend ($ in millions) $2,719 $2,834 $2,948 $6,585 $155 $98 $25 $84 $11 $84 $9,557 $2,927 $3,035 ($16) ($8) $11,374 $11,330 $395 $345 $320 $120 $6,589 $214 Adj. noninterest expense Restructuring charges Amortization Other items $18,678 $12,009 4Q23 3Q24 4Q24 ~ ~ Adjusted noninterest expense down 0.4% YoY 2023 2024 Vs. linked quarter Vs. like quarter Vs. full year – Adjusted noninterest expense increased 4.0% vs. 3Q24, primarily driven by higher professional fees and outside processing expense and equipment expense, partially offset by lower personnel expense – Adjusted noninterest expense increased 8.4% vs. 4Q23, primarily driven by higher personnel and professional fees and outside processing expenses – Adjusted noninterest expense down 0.4% due to cost saving efforts and disciplined expense management Prudent expense management resulted in lower year-over-year adjusted expenses GAAP noninterest expense down 36% YoY

14 0.44% 0.45% 0.46% 0.48% 0.47% 4Q23 1Q24 2Q24 3Q24 4Q24 $572 $500 $451 $448 $471 4Q23 1Q24 2Q24 3Q24 4Q24 NPLs remained stable linked quarter Higher provision driven by an increase in the allowance $453 $490 $442 $418 $453 0.57% 0.64% 0.58% 0.55% 0.59% NCO NCO ratio 4Q23 1Q24 2Q24 3Q24 4Q24 Increase in linked-quarter net charge-offs driven by C&I and seasonally higher indirect auto losses Asset quality $4,798 $4,803 $4,808 $4,842 $4,857 ALLL ALLL ratio ALLL / NCO 4Q23 1Q24 2Q24 3Q24 4Q24 ALLL ratio remained relatively stable linked quarter 2.7x 1.54% 2.4x 1.56% 2.7x 1.57% 1.60% 2.9x Net charge-offs ($ in millions) Nonperforming loans / LHFI ($ in millions) 1.59% 2.7x ALLL ($ in millions) Provision for credit losses ($ in millions) Asset quality metrics remained relatively stable

15 $12.2 $7.3 $6.7 $6.1 $5.5 $4.9 $11.1 $6.7 $6.1 $5.5 $4.9 $4.3 Securities AOCI Pension AOCI 12/31/23 12/31/24 12/31/25 12/31/26 12/31/27 12/31/28 – CET1 ratio decreased 10 bps vs. 9/30/24 as capital returned to shareholders and an increase in RWA were partially offset by earnings – CET1 ratio increased 140 bps vs. 12/31/23 to 11.5% due to the sale of TIH and earnings, partially offset by the strategic balance sheet repositioning and capital return to shareholders – Returned $3.8 billion of capital to shareholders in 2024 through our common stock dividend and $1 billion of share repurchases – Future earnings and AOCI accretion create significant capacity for growth and capital return 12/31/23 CET1 ratio 2024 earnings, RWA change, and other Sale of TIH Strategic balance sheet repositioning Dividend payment and share repurchase 12/31/24 CET1 ratio 9.9% 10.1% 1.0% 11.5% (1.0%) 9.6% including AOCI1 7.1% including AOCI1 Capital Current quarter regulatory capital information is preliminary 1 Includes the impact of AOCI related to securities and pension, as well as related changes to deferred tax 2 Other includes CECL phase-in and FDIC special assessment 3 AOCI impact based on current interest rates as of 12/31/24 and internal estimates. Includes AOCI for securities and pension. Excludes cash flow hedges, which are not included in capital ratios under Basel III impacts. 4 Pension AOCI held constant but can change with fluctuations in financial markets 2024 capital walk 2.3% (0.9%) Capital actions and opportunities AOCI burndown3 ($ in billions) Well positioned to grow and return capital to shareholders 4 $1.1 $0.6 $0.6 $0.6 $0.6 $0.6 2

16 13.9% 1Q25 and 2025 outlook All data points are taxable-equivalent, where applicable Adjusted expenses exclude restructuring charges and other selected items Adjusted revenue excludes securities gains (losses) and other selected items See non-GAAP reconciliations in the appendix $ in billions unless otherwise noted 4Q24 actuals 1Q25 outlook (compared to 4Q24) Adjusted revenue (TE): $5.1 Down ~2% Adjusted expenses: $3.0 (includes amortization of intangibles) Down ~3% (includes amortization of intangibles) Full year 2024 actuals Full year 2025 outlook (compared to FY 2024) Adjusted revenue (TE): $20.1 Up 3.0% to 3.5% Adjusted expenses: $11.7 (includes amortization of intangibles) Up ~1.5% (includes amortization of intangibles) Net charge-off ratio: 59 bps ~60 bps 2025 tax rate: 17% effective; 20% FTE

17 Key takeaways Executing on strategic initiatives within high growth markets Driving positive operating leverage Investing in talent, technology, and risk infrastructure Maintaining expense, credit, and risk discipline Returning capital to shareholders 2025 strategic priorities

Appendix

A-19 Gateway 36% Non Gateway 64%Multi Tenant 89% Medical 8% Single Tenant 3% 11.7% 13.7% 13.5% 1.05% 0.96% 1.22% 1.05% 1.04% 0.70% 1.30% 1.23% 0.83% 0.46% Criticized & classified ratio NPL ratio NCO ratio 4Q23 1Q24 2Q24 3Q24 4Q24 CRE 9.4% 34% 19% 22% 8% 17% 2025 2026 2027 2028 2029 and beyond Commercial real estate update Total LHFI at 12/31/24 ($306.4B) CRE Office 1.5% CRE Mix NPL% 5.3% LTM NCO ratio 5.8% Loan loss reserves 11.1% WALTV 63% % in Truist Southeast/ Mid-Atlantic footprint 75% All other loans 90.6% CRE information on this slide includes the commercial construction portfolio Gateway markets include: Washington, DC, San Francisco, New York, Chicago, Los Angeles, Boston, and Miami WALTV based on most recent appraisal conducted A-1 Tenant Type Market Type 18.2% CRE represents 9.4% of total loans HFI, including Office at 1.5% 5-quarter total CRE trends Office portfolio primarily includes Multi Tenant, Non Gateway properties in footprint Scheduled Office maturities Office spotlight 20.3% Hotel 7% Industrial 21% Office 14% Multifamily 36% Retail 13% Other 9%

A-2 – Net income of $792 million, compared to $872 million in the prior quarter – Net interest income of $2.6 billion decreased by $65 million, or 2.4%, primarily driven by lower funding credit on deposits – Average loans of $127 billion increased 1.0% primarily driven by higher indirect lending and residential mortgage – Average deposits of $211 billion increased 0.1% primarily driven by higher noninterest bearing checking, time deposits, and money market and savings, partially offset by lower interest checking – Provision for credit losses decreased $9 million, or 2.5%, primarily driven by a decrease in allowance build, partially offset by higher net charge-offs – Noninterest income of $535 million increased $29 million, or 5.7%, primarily driven by higher service charges, other income, and card and payment related fees – Noninterest expense of $1.7 billion increased $78 million, or 4.7%, primarily driven by higher enterprise operations and technology support expenses, and higher equipment expense Consumer and Small Business Banking Income statement ($ MM) 4Q24 vs. 3Q24 vs. 4Q23 Net interest income $2,591 $(65) $(39) Allocated provision for credit losses 344 (9) (15) Noninterest income 535 29 16 Goodwill impairment — — (3,361) Noninterest expense ex. goodwill impairment 1,741 78 (44) Segment net income (loss) $792 $(80) $3,392 Balance sheet ($ B) Average loans(1) $127 $1.3 $(1.7) Average deposits 211 0.2 (4.8) (1) Excludes loans held for sale Commentary reflects linked quarter comparisons Metrics Commentary Represents performance for Branch Banking, Digital Banking, Premier Banking, Small Business Banking, and National Consumer Lending

A-3 Wholesale Banking (1) Excludes loans held for sale Commentary reflects linked quarter comparisons unless otherwise noted Income statement ($ MM) 4Q24 vs. 3Q24 vs. 4Q23 Net interest income $1,636 — $(81) Allocated provision for credit losses 126 30 (86) Noninterest income 1,038 (10) 160 Goodwill impairment — — (2,717) Noninterest expense ex. goodwill impairment 1,299 64 (417) Segment net income (loss) $1,001 ($79) $3,166 Balance sheet ($ B) Average loans(1) $176 $(1.4) $(7.8) Average deposits 145 4.2 1.6 Other key metrics ($ B) Total client assets $342 ($2.8) ($26.1) – Net income of $1.0 billion, compared to $1.1 billion in the prior quarter – Net interest income of $1.6 billion was flat vs. prior quarter – Average loans of $176 billion decreased $1.4 billion, or 0.8%, primarily related to lower CRE and C&I balances – Average deposits of $145 billion increased $4.2 billion, or 3.0%, related to seasonal balance inflows and increased client deposits – Provision for credit losses of $126 million increased $30 million, or 31.3%, primarily driven by an increase in net charge-offs and an allowance build – Noninterest income of $1.0 billion decreased $10 million, or 1.0%, primarily driven by lower investment banking income – Noninterest expense of $1.3 billion increased $64 million, or 5.2%, primarily driven by enterprise operations and technology support expenses – Total client assets decreased $2.8 billion, or 0.8%, primarily due to declines in bond market, partially offset with positive equity market – Year-over-year decline primarily driven by the sale of Sterling Capital, partially offset by the impact of positive markets Metrics Commentary Represents performance for Commercial Banking, Corporate and Investment Banking, CRE, Wholesale Payments, and Wealth

A-4 Preferred dividend 1Q25 2Q25 3Q25 4Q25 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $104 $60 $104 $59 Estimates assume forward-looking interest rates as of 12/31/24. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above.

Non-GAAP reconciliations

Adjusted Net Income and Diluted EPS

$ in millions, except per share data, shares in thousands

	Quarter Ended					Year-to-Date	
	Dec. 31 2024	Sept. 30 2024	June 30 2024	March 31 2024	Dec. 31 2023	Dec. 31 2024	Dec. 31 2023
Net income (loss) available to common shareholders from continuing operations	**1,229**	**1,333**	**(3,983)**	**1,027**	**(5,268)**	**(394)**	**(1,864)**
Securities (gains) losses	1	—	5,089	—	—	5,090	—
Goodwill impairment	—	—	—	—	6,078	—	6,078
Charitable contribution	—	—	115	—	—	115	—
FDIC special assessment	(6)	(13)	11	57	387	49	387
Discrete tax benefit	—	—	—	—	(204)	—	(204)
Adjusted net income available to common shareholders from continuing operations[1]	**1,224**	**1,320**	**1,232**	**1,084**	**993**	**4,860**	**4,397**
Net Income available to common shareholders from discontinued operations	**(13)**	**3**	**4,809**	**64**	**101**	**4,863**	**412**
Accelerated TIH equity compensation expense	—	—	8	68	—	76	—
Gain on sale of TIH	—	(16)	(4,814)	—	—	(4,830)	—
Adjusted net income available to common shareholders from discontinued operations[1]	**(13)**	**(13)**	**3**	**132**	**101**	**109**	**412**
Net income (loss) available to common shareholders	**1,216**	**1,336**	**826**	**1,091**	**(5,167)**	**4,469**	**(1,452)**
Adjusted net income available to common shareholders[1]	**1,211**	**1,307**	**1,235**	**1,216**	**1,094**	**4,969**	**4,809**
Weighted average shares outstanding - diluted (GAAP net income (loss) available to common shareholders)[2]	1,333,701	1,349,129	1,338,149	1,346,904	1,333,703	1,331,087	1,331,963
Weighted average shares outstanding - diluted (adjusted net income available to common shareholders)[2]	1,333,701	1,349,129	1,349,953	1,346,904	1,342,790	1,344,912	1,339,895
Diluted EPS from continuing operations[2]	**0.92**	**0.99**	**(2.98)**	**0.76**	**(3.95)**	**(0.30)**	**(1.40)**
Diluted EPS from continuing operations - adjusted[1][2]	**0.92**	**0.98**	**0.91**	**0.80**	**0.74**	**3.61**	**3.28**
Diluted EPS from discontinued operations[2]	**(0.01)**	**—**	**3.60**	**0.05**	**0.08**	**3.66**	**0.31**
Diluted EPS from discontinued operations - adjusted[1][2]	**(0.01)**	**(0.01)**	**—**	**0.10**	**0.07**	**0.08**	**0.31**
Diluted EPS[2]	**0.91**	**0.99**	**0.62**	**0.81**	**(3.87)**	**3.36**	**(1.09)**
Diluted EPS - adjusted[1][2]	**0.91**	**0.97**	**0.91**	**0.90**	**0.81**	**3.69**	**3.59**

(1) Adjusted net income available to common shareholders and adjusted diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted EPS due to rounding.

(2) For periods ended with a net loss available to common shareholders from continuing operations, the calculation of GAAP diluted EPS uses the basic weighted average shares outstanding. Adjusted diluted EPS calculations include the impact of outstanding equity-based awards for all periods.

A-5

Non-GAAP reconciliations

Efficiency ratio and fee income ratio from continuing operations

$ in millions

	Quarter Ended					Year-to-Date	
	Dec. 31 2024	Sept. 30 2024	June 30 2024	March 31 2024	Dec. 31 2023	Dec. 31 2024	Dec. 31 2023
Efficiency ratio numerator - noninterest expense - unadjusted	$ 3,035	$ 2,927	$ 3,094	$ 2,953	$ 9,557	$ 12,009	$ 18,678
Restructuring charges, net	(11)	(25)	(33)	(51)	(155)	(120)	(320)
Gain (loss) on early extinguishment of debt	—	—	—	—	—	—	(4)
Goodwill impairment	—	—	—	—	(6,078)	—	(6,078)
Charitable contribution	—	—	(150)	—	—	(150)	—
FDIC special assessment	8	16	(13)	(75)	(507)	(64)	(507)
Adjusted noninterest expense including amortization of intangibles	3,032	2,918	2,898	2,827	2,817	11,675	11,769
Amortization of intangibles	(84)	(84)	(89)	(88)	(98)	(345)	(395)
Efficiency ratio numerator - adjusted noninterest expense excluding amortization of intangibles[(2)]	$ 2,948	$ 2,834	$ 2,809	$ 2,739	$ 2,719	$ 11,330	$ 11,374
Fee income numerator - noninterest income - unadjusted	$ 1,470	$ 1,483	$ (5,212)	$ 1,446	$ 1,363	$ (813)	$ 5,498
Securities (gains) losses, net	1	—	6,650	—	—	6,651	—
Fee income numerator - adjusted noninterest income[(2)]	$ 1,471	$ 1,483	$ 1,438	$ 1,446	$ 1,363	$ 5,838	$ 5,498
Efficiency ratio and fee income ratio denominator - revenue[(1)] - unadjusted	$ 5,060	$ 5,085	$ (1,685)	$ 4,818	$ 4,882	$ 13,278	$ 20,022
Taxable equivalent adjustment	51	55	53	53	58	212	220
Securities (gains) losses	1	—	6,650	—	—	6,651	—
Efficiency ratio and fee income ratio denominator - adjusted revenue[(1)((2)]	$ 5,112	$ 5,140	$ 5,018	$ 4,871	$ 4,940	$ 20,141	$ 20,242
Efficiency ratio - unadjusted	60.0 %	57.5 %	NM	61.3 %	NM	90.4 %	93.3 %
Efficiency ratio - adjusted[(2)]	57.7	55.2	56.0	56.2	55.0	56.3	56.2
Fee income ratio - unadjusted	29.0 %	29.2 %	NM	30.0 %	27.9 %	NM	27.5 %
Fee income ratio - adjusted[(2)]	28.8	28.9	28.7	29.7	27.6	29.0	27.2

(1) Revenue is defined as net interest income plus noninterest income

(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains and losses, amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Additionally, the adjusted fee income ratio is non-GAAP in that it excludes securities gains and losses and other selected items, and is calculated using adjusted revenue and adjusted noninterest income. Adjusted revenue and adjusted noninterest income exclude securities gains and losses and other selected items. Adjusted noninterest expense excludes amortization of intangible assets, restructuring charges, and other selected items. Truist's management calculated these measures based on the Company's continuing operations. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges.

TRUIST

A-6

Non-GAAP reconciliations

Pre-provision net revenue

$ in millions

	Quarter Ended					Year-to-Date	
	Dec. 31 2024	Sept. 30 2024	June 30 2024	March 31 2024	Dec. 31 2023	Dec. 31 2024	Dec. 31 2023
Net income from continuing operations	**$ 1,289**	**$ 1,439**	**$ (3,906)**	**$ 1,133**	**$ (5,191)**	**$ (45)**	**$ (1,503)**
Provision for credit losses	471	448	451	500	572	1,870	2,109
Provision for income taxes	265	271	(1,324)	232	(56)	(556)	738
Taxable-equivalent adjustment	51	55	53	53	58	212	220
Pre-provision net revenue[(1)]	**$ 2,076**	**$ 2,213**	**$ (4,726)**	**$ 1,918**	**$ (4,617)**	**$ 1,481**	**$ 1,564**
Restructuring charges, net	11	25	33	51	155	120	320
Gain (loss) on early extinguishment of debt	—	—	—	—	—	—	4
Goodwill impairment	—	—	—	—	6,078	—	6,078
Amortization of intangibles	84	84	89	88	98	345	395
Charitable contribution	—	—	150	—	—	150	—
FDIC special assessment	(8)	(16)	13	75	507	64	507
Securities (gains) losses	1	—	6,650	—	—	6,651	—
Pre-provision net revenue - adjusted[(1)]	**$ 2,164**	**$ 2,306**	**$ 2,209**	**$ 2,132**	**$ 2,221**	**$ 8,811**	**$ 8,868**

(1) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, amortization of intangible assets, and other selected items. Truist's management calculated these measures based on the Company's continuing operations. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

TRUIST

A-7

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

$ in millions, except per share data, shares in thousands

	As of / Quarter Ended					Year-to-Date	
	Dec. 31 2024	Sept. 30 2024	June 30 2024	March 31 2024	Dec. 31 2023	Dec. 31 2024	Dec. 31 2023
Common shareholders' equity	$ 57,772	$ 59,023	$ 57,154	$ 52,148	$ 52,428		
Less: Intangible assets, net of deferred taxes (including discontinued operations)	18,274	18,350	18,471	23,198	23,306		
Tangible common shareholders' equity[1]	$ 39,498	$ 40,673	$ 38,683	$ 28,950	$ 29,122		
Outstanding shares at end of period	1,315,936	1,327,521	1,338,223	1,338,096	1,333,743		
Common shareholders' equity per common share	**$ 43.90**	**$ 44.46**	**$ 42.71**	**$ 38.97**	**$ 39.31**		
Tangible common shareholders' equity per common share[1]	**30.01**	**30.64**	**28.91**	**21.64**	**21.83**		
Net income available to common shareholders	$ 1,216	$ 1,336	$ 826	$ 1,091	$ (5,167)	$ 4,469	$ (1,452)
Plus: goodwill impairment	—	—	—	—	6,078	—	6,078
Plus: amortization of intangibles, net of tax (including discontinued operations)	64	64	68	84	99	280	402
Tangible net income available to common shareholders[1]	$ 1,280	$ 1,400	$ 894	$ 1,175	$ 1,010	$ 4,749	$ 5,028
Average common shareholders' equity	$ 57,754	$ 58,667	$ 54,863	$ 52,167	$ 56,061	$ 55,876	$ 56,306
Less: Average intangible assets, net of deferred taxes (including discontinued operations)	18,317	18,399	20,406	23,244	29,377	20,086	29,651
Average tangible common shareholders' equity[1]	$ 39,437	$ 40,268	$ 34,457	$ 28,923	$ 26,684	$ 35,790	$ 26,655
Return on average common shareholders' equity	**8.4 %**	**9.1 %**	**6.1 %**	**8.4 %**	**(36.6)%**	**8.0 %**	**(2.6)%**
Return on average tangible common shareholders' equity[1]	**12.9**	**13.8**	**10.4**	**16.3**	**15.0**	**13.3**	**18.9**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization and impairment charges. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-8